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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 2, 2004

FISCHER IMAGING CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other Jurisdiction of Incorporation)	0-19386 (Commission File Number)	36-2756787 (I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado (Address of principal executive offices)		80241 (Zip Code)

Registrant's telephone number, including area code:
 (303) 452-6800

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosures

        On June 2, 2004, Fischer Imaging Corporation reached an agreement with Thermo Electron Corporation that accelerates the remaining $5.4 million owed Fischer from a 2002 patent settlement into a single payment of $4.25 million. During the second quarter of 2002, Fischer settled a patent infringement lawsuit that it had filed against Thermo Electron and Hologic, Inc. Under the $32.2 million settlement, the company received $25.0 million in cash during quarter two of 2002. The balance of $7.2 million was scheduled to be received in equal annual installments of $900,000 over the remaining eight-year life of the patents for continued sales of the breast-biopsy imaging system now being sold by Hologic, Inc. The company has received two such payments, in the second quarter of 2003 and in the second quarter of 2004, leaving a balance of $5.4 million to be recognized as cash was to have been received over the remaining six-year patent life. That balance is now paid in full.

Item 7. Financial Statements and Exhibits

Number	Description
99.1	Press Release dated June 3, 2004, "Fischer Imaging Obtains $4.25 Million Accelerated Payment of Remaining Patent Funds Owed; Separately Announces Reinstatement of CE Mark
99.2	Amendment to Settlement Agreement dated June 2, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Date: June 3, 2004

/s/ DAVID KIRWAN David Kirwan Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosures
  Item 7. Financial Statements and Exhibits
SIGNATURES